Exhibit 5.5

Chancery Chambers

ATTORNEYS-AT-LAW

CHANCERY HOUSE, HIGH STREET

BRIDGETOWN, BARBADOS

WEST INDIES

TREVOR A. CARMICHAEL, B.Sc., (Econ.), M.A., Ph.D., Q.C.	TELEPHONE: (246) 431-0070

of the Middle Temple, Barrister-at-Law

ANDREW C. FERREIRA, LL.B., (Hons.)

Associate

JACQUELINE R. CHACKO, B.A. (Hons.), LLB., (Hons.)

Associate

KEISHA N. HYDE, LL.B, (Hons.)

Associate

CLAIRE A. LEWIS, (Hons.). LL.M.

Associate

BRYAN A.R. VOLNEY

Solicitor and Attorney-at-Law

TELECOPIER: (246) 431-0076

October 21, 2004	Matter No. 99998

By Fax and Courier

Drumheath Indemnity Ltd.

c/o Intertape Polymer Group Inc.

110 E. Montee De Liesse

St., Laurent, Quebec

Canada H4T 1N4

Re:	U.S. $125,000,000 aggregate principal amount of 8½% Senior Subordinated Notes due 2014 of Intertape Polymer US Inc.

Dear Ladies and Gentlemen,

We have acted as special counsel to Drumheath Indemnity Ltd., an insurance company registered pursuant to the Insurance Act, 1996 of the laws of Barbados (“Drumheath”) and a wholly-owned subsidiary of Intertape Polymer Group Inc., a company organized under the laws of Canada (“Parent”), in connection with the issuance and exchange (the “Exchange Offer”) of up to U.S. $125,000,000 aggregate principal amount of the 8½% Senior Subordinated Notes due 2014 (the “Exchange Notes”), to be issued by Intertape Polymer US Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent (the “Company”), for an equal principal amount of the Company’s 8½% Senior Subordinated Notes due 2014 outstanding on the date hereof (the “Private Notes”). The Exchange Notes will be issued pursuant to the Indenture dated as of July 28, 2004 (the “Indenture”), by and among the Company as issuer, the guarantors named therein (the “Guarantors”) and Wilmington Trust Company, as trustee (the “Trustee”). The Private Notes are, and the Exchange Notes will be, guaranteed (each, a “Guarantee”) on a joint and several basis by the Guarantors, including Drumheath.

October 21, 2004

Drumheath Indemnity Ltd.

Re:	U.S. $125,000,000 aggregate principal amount of 8½% Senior Subordinated Notes due 2014 of Intertape Polymer US Inc.

In rendering this opinion, we have examined such documents and records, including originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

(1) Drumheath is a company duly organized, validly existing and in good standing under the laws of Barbados.

(2) The Guarantee of the Exchange Notes (the “Exchange Guarantee”) by Drumheath has been duly authorized by all necessary corporate action on the part of Drumheath, when the Registration Statement on form F-4 and S-4 relating to the Exchange Offer (the “Registration Statement”) has become effective under the Securities Act of 1933 and the Exchange Guarantee of Drumheath is delivered in accordance with the terms of the Exchange Offer in exchange for the Guarantee of Drumheath of the Private Notes, the Exchange Guarantee of Drumheath will have been validly executed, issued and delivered.

We are qualified to practice law only in Barbados and have made no investigation of laws of any jurisdiction other than the laws of Barbados. This opinion is limited to the laws of Barbados as applied by the courts of Barbados and is limited to and is given on the basis of the current law and practice in Barbados. We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.5 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated hereunder.

Very truly yours, Chancery Chambers

/s/ KEISHA N. HYDE
Per:	Keisha N. Hyde
KNH:rd